EXHIBIT 99.2

                            MIRACLE INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ernest S. Malas and George Bavelis, and either of them, his or her attorneys, agents and proxies with full power of substitution, to vote all shares of the Common Stock of Miracle Industries, Inc. (the "Company") which he or she is entitled to vote upon the matters which properly may come before the Special Meeting of Stockholders of the Company to
be held at 10:00 a.m., local time,          ,           , 1997, at
                                                      , and at any adjournment
thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION AND APPROVAL OF THE PLAN OF REORGANIZATION AND AGREEMENT FOR SHARE EXCHANGE OFFERS BY AND AMONG PRECISION AUTO CARE, INC. (A VIRGINIA CORPORATION), WE JAC CORPORATION (A DELAWARE CORPORATION), MIRACLE INDUSTRIES, INC. (AN OHIO CORPORATION), LUBE VENTURES, INC. (A DELAWARE CORPORATION), MIRACLE PARTNERS, INC. (A DELAWARE CORPORATION), ROCKY MOUNTAIN VENTURES, INC. (A COLORADO CORPORATION), ROCKY MOUNTAIN VENTURES II, INC. (A COLORADO CORPORATION), PREMA PROPERTIES, LTD. (AN OHIO LIMITED LIABILITY COMPANY), RALSTON CAR WASH, LTD. (A COLORADO LIMITED LIABILITY COMPANY) AND THE KARL BYRER GROUP, INC. (A COLORADO CORPORATION) DATED AS OF AUGUST 27, 1997, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING. THIS DISCRETIONARY AUTHORITY, HOWEVER, WILL NOT BE USED TO VOTE A PROXY IN FAVOR OF ADJOURNING THE SPECIAL MEETING TO A LATER DATE OR TIME IF THE PROXY HAS BEEN VOTED AGAINST ADOPTION AND APPROVAL OF THE PLAN OF REORGANIZATION AND AGREEMENT FOR SHARE EXCHANGE OFFERS.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION AND APPROVAL OF THE PLAN OF REORGANIZATION AND AGREEMENT FOR SHARE EXCHANGE OFFERS.

1. Adoption and approval of the Plan of Reorganization and Agreement for Share Exchange Offers by and among Precision Auto Care, Inc. (a Virginia corporation), WE JAC Corporation (a Delaware corporation), Miracle Industries, Inc. (an Ohio corporation), Lube Ventures, Inc. (a Delaware corporation), Miracle Partners, Inc. (a Delaware corporation), Rocky Mountain Ventures, Inc. (a Colorado corporation), Rocky Mountain Ventures II, Inc. (a Colorado corporation), Prema Properties, Ltd. (an Ohio limited liability company), Ralston Car Wash, Ltd. (a Colorado corporation), and The Karl Byrer Group, Inc. (a Colorado corporation), dated as of August 27, 1997.

                     [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

                                             THIS PROXY WHEN PROPERLY EXECUTED
                                             WILL BE VOTED IN THE MANNER
                                             DIRECTED HEREIN BY THE UNDERSIGNED
                                             STOCKHOLDER. IF NO SPECIFICATION IS
                                             MADE, THIS PROXY WILL BE VOTED FOR
                                             ADOPTION AND APPROVAL OF THE PLAN
                                             OF REORGANIZATION AND AGREEMENT FOR
                                             SHARE EXCHANGE OFFERS AND IN
                                             ACCORDANCE WITH THE PROXIES'
                                             DISCRETION ON ANY OTHER MATTERS
                                             PROPERLY BROUGHT BEFORE THE
                                             MEETING.

                                             Signature(s) ______________________
                                             Signature(s) ______________________
                                             Date ________________________, 1997
                                             PLEASE SIGN YOUR NAME EXACTLY AS IT
                                             APPEARS HEREON. IN THE CASE OF
                                             JOINT OWNERS, EACH SHOULD SIGN. IF
                                             SIGNING AS EXECUTOR, TRUSTEE,
                                             GUARDIAN OR IN ANY OTHER
                                             REPRESENTATIVE CAPACITY OR AS AN
                                             OFFICER OF A CORPORATION, PLEASE
                                             INDICATE YOUR FULL TITLE AS SUCH
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